Exhibit 99.1

United States Steel Corporation
Public Affairs
600 Grant Street
Pittsburgh, PA 15219-2800

News

Contact:    Courtney Boone
412.433.6791
Sarah Cassella
412.433.6777
FOR IMMEDIATE RELEASE
UNITED STATES STEEL CORPORATION BOARD ELECTS
DAVID S. SUTHERLAND NON-EXECUTIVE CHAIRMAN

PITTSBURGH, Nov. 27, 2013 – United States Steel Corporation (NYSE: X) today announced that its Board of Directors elected David S. Sutherland to the position of independent, non-executive chairman effective Jan. 1, 2014, consistent with contemporary corporate governance practices. As previously announced, executive chairman John P. Surma will retire on Dec. 31, 2013.
Sutherland, 64, joined the U. S. Steel board in 2008 and serves on the Compensation and Organization Committee and the Corporate Governance and Public Policy Committee. He is the retired president and chief executive officer of the former IPSCO, Inc., a leading North American steel producer. Sutherland is also a director of GATX Corporation and Imperial Oil, Ltd.
For more information about U. S. Steel, visit www.ussteel.com.

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2013-0041